Exhibit 99.1

n e w s r e l e a s e	Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT: Amy Smith Humana Investor Relations (502) 580-2811 e-mail: Amysmith@humana.com

Tom Noland

Humana Corporate Communications

(502) 580-3674

e-mail: Tnoland@humana.com

Humana Announces $750M Accelerated Stock Repurchase, Revises 2019

Medicare Membership Expectations, and Reaffirms 2018 EPS Guidance

LOUISVILLE, KY (November 28, 2018) – Humana Inc. (NYSE: HUM) announced today that it will repurchase $750 million of its common stock through an accelerated stock repurchase agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”), as part of the $3.0 billion share repurchase program that Humana announced on December 14, 2017. The ASR Agreement is consistent with the Company’s previously anticipated capital deployment plans for the remainder of 2018 and 2019, and is expected to be funded through a combination of parent cash and debt financing.

The specific number of shares that Humana ultimately will repurchase pursuant to the ASR Agreement will be based generally on the daily volume-weighted average share price of Humana common stock over the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. Final settlement under the ASR Agreement is expected to occur in the first quarter of 2019. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms upon certain specified events, the circumstances generally under which final settlement of the ASR Agreement may be accelerated or extended or the ASR Agreement may be terminated early by Goldman Sachs or Humana, and various acknowledgements and representations made by the parties to each other. At final settlement, under certain circumstances, Humana may be entitled to receive additional shares of Humana common stock from Goldman Sachs or Humana may be required to make a cash payment or, if Humana elects, deliver shares of Humana common stock to Goldman Sachs. All of the shares of Humana common stock delivered to Humana under the ASR Agreement will be held in treasury or retired.

2019 Medicare Membership and 2018 EPS Guidance

Members of Humana Inc.’s senior management team will be meeting with investors and analysts at an industry conference and various other meetings between November 29, 2018 and December 31, 2018. During the conference and meetings, the company intends to address its prospects and performance.

2019 Medicare Advantage and Stand-alone Prescription Drug Plans (“PDP”) Membership

Based on actual annual election period (AEP) results to date, the Company is revising its net membership growth estimate for its individual Medicare Advantage products for the year ended December 31, 2019 to 350,000 to 400,000 members, compared to its initial estimate of 250,000 to 300,000 members. The revised membership estimate represents expected net membership gains of 11 percent to 13 percent above the expected year ended December 31, 2018 membership level of approximately 3.07 million members. The improved estimate is attributable to higher than forecasted retention of existing members during AEP as well as higher than anticipated sales.

The Company confirms its initial expectations for group Medicare Advantage net membership gains for the same period, projecting an increase of approximately 30,000 members year over year.

For PDP, the Company now estimates a net membership decline of 750,000 to 800,000 members for the year ended December 31, 2019, compared to its initial estimate of a decline of approximately 500,000 members. The net decline is primarily attributable to the competitive nature of the industry and the pricing discipline the Company is employing, which has resulted in it no longer being the low cost plan in any market for 2019.

2018 EPS Guidance

For the year ended December 31, 2018, Humana’s management expects to reaffirm its GAAP guidance of $11.96 in diluted earnings per common share (“EPS”), or approximately $14.40 in adjusted earnings per common share (“Adjusted EPS”). This guidance is consistent with the guidance issued in Humana’s press release dated November 7, 2018.

The Company has included adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company’s ongoing business and operating performance. Consequently, management uses adjusted EPS as an indicator of the Company’s business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of adjusted EPS to GAAP EPS follows:

Diluted earnings per common share	FY18 Guidance
GAAP	~$	11.96
Loss on Sale of KMG America Corporation, a wholly-owned subsidiary		2.58
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home		0.06
Amortization of identifiable intangibles		0.49
Segment earnings associated with the Individual Commercial segment		(0.41)
Adjustments to provisional estimates for the income tax effects related to the tax reform law enacted on December 22, 2017		(0.28)

Adjusted (non-GAAP) – FY18 projected	~$	14.40

Cautionary Statement

This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

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If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

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If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

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If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

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Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

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As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on our operating results, financial position and cash flows.

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The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

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Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

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Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2017;

•	Form 10-Q for the quarter ended March 31, 2018, June 30, 2018, and September 30, 2018; and

•	Form 8-Ks filed during 2018.

About Humana

Humana Inc. is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases and conference calls;

•	Calendar of events; and

•	Corporate Governance information.

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